UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K
_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
October 21, 2019

USANA HEALTH SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Utah
(State or other jurisdiction of incorporation)

001-35024	87-0500306
(Commission File No.)	(IRS Employer Identification No.)

3838 West Parkway Boulevard
Salt Lake City, Utah 84120
(Address of principal executive offices, Zip Code)
Registrant's telephone number, including area code: (801) 954-7100

Check the appropriate box below if the Form 8-K ﬁling is intended to simultaneously satisfy the ﬁling obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 per value per share	USNA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)

Effective as of October 21, 2019, Walter Noot was appointed as Chief Operating Officer of the Company.  Mr. Noot, 53, joined USANA as Chief Information Officer in December 2016 and served in this role until October 2019 when he was appointed Chief Operating Officer. Mr. Noot has more than two decades of executive leadership experience and has worked with a wide range of businesses in many industries, from start-ups to multibillion-dollar companies. From 2014 until 2016, he was an executive officer of Young Living Essential Oils, LC, where he served as Chief Information Officer and Senior Vice President of Operations before joining USANA. While at Young Living he oversaw improvements to the supply chain, implementation of a new ERP, and a software systems rebuild. Prior to joining Young Living, Mr. Noot was COO of MonaVie, another direct sales company from 2012 to 2014 and has held leadership positions with Computer Associates, Canon (Oce), and Onyx Graphics. He holds a B.S. degree in mechanical engineering from Brigham Young University.

As Chief Operating Officer, Mr. Noot will receive an annual salary of $475,000.  Mr. Noot will also continue to be eligible to participate in the Company’s Executive Bonus Plan, and be eligible to receive equity grants under the Company’s 2015 Equity Incentive Award Plan.  He will also be eligible to participate in the Company’s 401K plan and to receive medical and other benefits coverage, both of which are generally available to the Company’s other employees. There is no arrangement or understanding between Mr. Noot and any other persons pursuant to which Mr. Noot was selected as Chief Operating Officer. There are no family relationships between Mr. Noot and any director or executive officer of the Company and there are no relationships between Mr. Noot and the Company or any of its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

The Company issued a press release on October 24, 2019 announcing these events. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

(d)

Effective as of October 23, 2019, the Board of Directors of USANA Health Sciences, Inc. (the “Company”) acted unanimously to appoint Timothy E. Wood as an additional director of the Company, for an initial term expiring at the Company’s 2020 Annual Meeting of Shareholders. Dr. Wood has not been appointed to any Committees of the Board of Directors at this time.  The Company’s Board of Directors now consists of eight members, five of whom are independent.  Dr. Wood will be eligible to participate in the Company’s outside director compensation plan, which consists of cash retainer fees and equity grants under the Company’s 2015 Equity Incentive Award Plan.  There is no arrangement or understanding between Dr. Wood and any other persons pursuant to which he was selected as a director. There are no family relationships between Dr. Wood and any director or executive officer of the Company and there are no relationships between Dr. Wood and the Company or any of its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

Dr. Wood has more than thirty years of experience in scientific research and development.  He previously served as Executive Vice President of Research and Development for USANA until his retirement in March of 2011.  Dr. Wood joined USANA in June 1996 as Director of Research and Development, and served in this role until June 1999, when he was appointed as the Company’s Vice President of Research and Development.  In January 2006, he was appointed as the Company’s Executive Vice President of Research and Development.  Before joining USANA, Dr. Wood served as Vice President of Research and Development for AgriDyne Technologies, Inc., formerly known as NPI, from 1992 to 1995.  From 1980 to 1992, Dr. Wood served as Research Manager and Senior Scientist for AgriDyne Technologies.

Dr. Wood received a Bachelors Degree from the University of California, Santa Barbara, as well as a Masters Degree and a Ph.D. from Yale University.  He also earned an M.B.A. from Westminster College in Salt Lake City, Utah.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release issued by USANA Health Sciences, Inc. dated October 24, 2019 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USANA HEALTH SCIENCES, INC.

By:	/s/ G. Douglas Hekking
G. Douglas Hekking, Chief Financial Officer

Date:  October 24, 2019

Exhibit Index

Exhibit No.	Description
99.1	Press release issued by USANA Health Sciences, Inc. dated October 24, 2019 (furnished herewith).